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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 25, 2003
Date of Report (date of earliest event reported)

ECC INTERNATIONAL CORP. (Exact name of Registrant as specified in charter)

Delaware	011-8988	23-1714658

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 West Oak Ridge Road
Orlando, FL 32809-3803
(Address of principal executive offices)

Registrant's telephone number, including area code: (407) 859-7410

N/A (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant.

        On August 20, 2003, Cubic Corporation, a Delaware corporation ("Cubic"), CDA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Cubic ("CDA") and ECC International Corp. ("ECC") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for, among other things, (i) the offer by CDA to purchase all the outstanding shares of common stock, par value $0.10 per share, of ECC at a price of $5.25 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 27, 2003, and the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer") and (ii) the subsequent merger of CDA with and into ECC (the "Merger"), with ECC surviving the Merger as a wholly owned subsidiary of Cubic.

        At midnight, New York City time on September 24, 2003, the Offer expired. On September 25, 2003, in accordance with the Merger Agreement, CDA accepted for payment 7,399,138 shares of ECC common stock in the Offer and obtained beneficial ownership of all those shares, or approximately 93.3% of ECC's total outstanding shares. The total consideration paid by CDA upon expiration of the Offer for the shares of ECC common stock, $38,845,474, was contributed to CDA by Cubic. Pursuant to the terms of the Merger Agreement, effective upon acceptance of and payment for the shares of ECC common stock pursuant to the Offer, Cubic designated four persons who were appointed to ECC's board and who constitute a majority of the total number of directors on ECC's board.

        After the expiration of the Offer, CDA commenced a subsequent offering period (the "Subsequent Offering Period") which began at 9:00 a.m., New York City time, on September 25, 2003, and will expire at 5:00 p.m., New York City time, on October 10, 2003. During the Subsequent Offering Period, CDA will accept for payment all shares of ECC common stock that are validly tendered at a price of $5.25 per share and promptly pay for such shares of ECC common stock after such shares are tendered. Through October 2, 2003, CDA had accepted for payment 42,947 additional shares of ECC common stock (approximately 0.5% of all outstanding shares) pursuant to the Subsequent Offering Period. After the expiration of the Subsequent Offering Period, Cubic, CDA and ECC will proceed, as promptly as practicable, to complete the Merger, pursuant to which CDA will acquire the remaining outstanding shares of ECC common stock for $5.25 per share in cash, subject to appraisal rights. If the Merger is consummated, (i) ECC will become a wholly-owned subsidiary of Cubic, (ii) the Certificate of Incorporation of ECC will be amended and restated, (iii) the bylaws of ECC will be replaced with the bylaws of CDA, and (iv) the directors and officers of CDA will become the directors and officers of ECC, as the surviving corporation in the Merger.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC INTERNATIONAL CORP.
By:	/s/ MELISSA VAN VALKENBURGH
Name: Melissa Van Valkenburgh Title: Chief Financial Officer

Date: October 3, 2003

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  Item 1. Changes in Control of Registrant.
SIGNATURE